Exhibit 99.01


  Abiomed Announces Fiscal First Quarter 2007 Results with Revenues up 55% to
                $13 Million; Revenue for Console Sales Grew 398%


    DANVERS, Mass.--(BUSINESS WIRE)--Aug. 8, 2006--Abiomed, Inc. (NASDAQ: ABMD) today announced financial results for its first fiscal 2007 quarter ended June 30, 2006. Revenue for the quarter was $13 million, up 55% compared to revenue of $8.4 million in the first quarter of fiscal 2006.
    Recent operating highlights and financial results for the first fiscal quarter of 2007 as compared to the first fiscal quarter of 2006 included:

    -- Revenue from console sales (AB5000 and Impella) grew 398% and rentals of AB5000 consoles continued to expand with double digit new agreements.
    --  A record number of patients placed on AB5000 Circulatory
        Support worldwide.
    -- 16 of the top 20 U.S. News and World Report Heart Centers have now purchased Abiomed's AB5000.
    --  Revenue from disposables increased 35%.
    -- Gross margins for the first fiscal quarter of 2007 were 73%. -- Sales and clinical headcount increased to 49, up approximately
        58% over last year, with 4 global new hires added during the quarter.
    -- The Company's Impella 2.5 and 5.0 minimally invasive cardiovascular support systems received conditional approval for pilot trials in the United States.
    -- The first fiscal quarter of 2007 reported net loss was $6.1 million, or $.23 per share, including stock option expense of $1.6 million and an in-process research and development (IPR&D) charge of $0.8 million. The aggregate effect during the first quarter of fiscal 2007 of stock option expense and the IPR&D charge was expenses of $2.4 million, or $.09 per share.

    "We made excellent progress on our strategic goals as we increased global distribution and continued to generate momentum to establish recovery as the standard of care for acute heart failure," said Michael R. Minogue, Chairman, CEO and President of Abiomed.
    The Company is updating its revenue guidance for fiscal 2007 to $52 million, or approximately 20% growth, up from its previous guidance of a range between $49 million to $52 million.
    Financial information for the first quarter of fiscal 2007 is attached to this press release.

    CONFERENCE CALL AND WEBCAST INFORMATION

    Abiomed will host a conference call to discuss the first quarter results on August 8, 2006, at 5:00 p.m. ET. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Daniel J. Sutherby, Chief Financial Officer, will host the conference call.
    To listen to the call live, please tune into the webcast via www.abiomed.com or dial 800-289-0494; the international number is 913-981-5520. A replay of this conference call will be available beginning at 8:15 p.m ET on August 8, 2006, through 11:59 p.m. ET Sunday, August 13, 2006. The replay phone number is 888-203-1112; the international number is 719-457-0820. The replay access code is 7544547.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc. is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. Abiomed currently manufactures and sells the AB5000(TM) Circulatory Support System and the BVS(R) 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. In Europe, Abiomed offers the IMPELLA(R) RECOVER(R) minimally invasive cardiovascular support systems under CE Mark approval. The IMPELLA(R) 5.0 and 2.5 are investigational devices limited by Federal Law solely to investigational use in the United States. Other IMPELLA devices are not yet available for sale in the United States. The Company's AbioCor(R) Implantable Replacement Heart was the subject of an initial clinical trial under an Investigational Device Exemption from the United States Food and Drug Administration. The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.


                    ABIOMED, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
            (in thousands, except per share and share data)


                                         Three Months Ended
                                    ----------------------------

                                      June 30,        June 30,
                                        2006            2005
                                    ------------    ------------
Revenues:
   Products                             $13,008          $8,400
   Funded research and
    development                               -              23
                                    ------------    ------------
                                         13,008           8,423
                                    ------------    ------------
Costs and expenses:
   Cost of product revenues               3,483           2,333
   Research and development               5,419           3,964
   Selling, general and
    administrative                        9,392           7,304
   Expensed in-process research
    and development                         800          13,306
   Amortization of intangibles              366             250
                                    ------------    ------------
                                         19,460          27,157
                                    ------------    ------------
Loss from operations                     (6,452)        (18,734)

Other income, net:
   Investment income                        315             264
   Foreign exchange gain (loss)             114             (54)
   Other                                     30              16
                                    ------------    ------------
                                            459             226
                                    ------------    ------------

Tax Provision                               138               -
                                    ------------    ------------

Net loss                                $(6,131)       $(18,508)
                                    ============    ============

Net loss per share:
   Basic and diluted                     $(0.23)         $(0.77)

Weighted average shares
 outstanding:                        26,488,487      24,134,413

Note: Above prepared in accordance with Generally Accepted Accounting Principles. The three months ended June 30, 2006 includes stock option expense of $1.6 million or $.06 per share.



                    ABIOMED, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (in thousands, except share data)
                              (unaudited)
                                                    June 30, March 31,
                                                      2006     2006
                                                   --------- ---------
ASSETS
Current Assets:
  Cash and cash equivalents                          $9,732    $7,832
  Short-term marketable securities                   15,065    23,003
  Accounts receivable, net of allowance for
   doubtful accounts of $214 at June 30, 2006
   and $211 at March 31, 2006, respectively.          9,679     8,880
  Inventories                                         4,209     4,868
  Prepaid expenses and other current assets           2,226     1,860
                                                   --------- ---------
          Total  current assets                      40,911    46,443

Property and Equipment, net of accumulated
 depreciation of $12,507 and $12,078 at
 June 30, 2006 and March 31, 2006, respectively       5,458     4,824
Intangible assets, net                                8,211     8,164
Goodwill                                             20,114    19,106
                                                   --------- ---------
       Total assets                                 $74,694   $78,537
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                   $2,375    $3,070
  Accrued expenses                                    4,062     5,185
  Deferred revenue                                      705       484
                                                   --------- ---------
          Total current liabilities                   7,142     8,739
                                                   --------- ---------
Long-Term Liabilities                                   447       310
                                                   --------- ---------
    Total liabilities                                 7,589     9,049
                                                   --------- ---------
Commitments and Contingencies                             -         -

Stockholders' Equity:
  Class B Preferred Stock, $.01 par value-
   Authorized- 1,000,000 Shares; Issued and
    outstanding-none                                      -         -
  Common Stock, $.01 par value
     Authorized -  100,000,000 shares;
     Issued - 26,561,570 shares at June 30, 2006
      and 26,474,270 at March 31, 2006
     Outstanding - 26,555,391 shares at June 30,
      2006 and 26,468,091 shares at March 31, 2006      266       265
  Additional paid-in capital                        216,723   214,666
  Deferred stock-based compensation                       -      (171)
  Accumulated deficit                              (149,439) (143,308)
  Treasury stock at cost; 6,179 shares at June 30,
   2006 and March 31, 2006                              (66)      (66)
  Accumulated other comprehensive loss                 (379)   (1,898)
                                                   --------- ---------
          Total stockholders' equity                 67,105    69,488
                                                   --------- ---------
          Total liabilities and stockholders'
           equity                                   $74,694   $78,537
                                                   ========= =========



    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com